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                                                                Exhibit (11)(a)

                         CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of
 The Galaxy Fund II:

We hereby consent to the following with respect to Post-Effective Amendment No. 24 to the Registration Statement on Form (N-1A File No. 33-33617) under the Securities Act of 1933, as amended, of The Galaxy Fund II:

     1. The incorporation by reference of our report dated May 8, 1998 accompanying the financial statements of the Large Company Index Fund, Small Company Index Fund, Utility Index Fund, U.S. Treasury Index Fund, and Municipal Bond Fund (five series of the Galaxy Fund II) as of March 31, 1998 into the Statements of Additional Information.

     2. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.

     3. The reference to our firm under the headings "Independent Accountants" and "Financial Statements" in the Statements of Additional Information.



                                   /s/PricewaterhouseCoopers LLP
                                   ---------------------------------
                                   PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
July 29, 1998